SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
77 West Wacker Drive, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

During the first quarter of 2005, the management of R.R. Donnelley & Sons Company (the “Company”) changed the Company’s reportable segments to reflect the new structure of the organization and the manner in which the chief operating decision maker regularly assesses information for decision-making purposes, including the allocation of resources. As a result, the Company’s book, European and Asian operations have been reported in the Publishing and Retail Services segment (previously reported in the Integrated Print Communications segment). The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 describes the Company’s new segment structure.

The Company is re-issuing its historical financial statements and management’s discussion and analysis of financial condition and results of operations to reclassify all prior periods to conform to this current reporting structure. This Current Report on Form 8-K updates and supercedes Part I, Item 1, Part II, Item 7 and Part IV, Item 15(a)1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and all other items in the Company’s Annual Report on Form 10-K remain unchanged.

The financial information contained in this Current Report on Form 8-K is presented as of December 31, 2004, and other than as indicated above, has not been updated to reflect financial results subsequent to that date.

Item 9.01    Financial Statements and Exhibits

99.1	Part I, Item 1. Business

Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part IV, Item 15(a)1. Financial Statements

99.2	Consent of Independent Registered Public Accounting Firm

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 18, 2005

/S/    RICHARD S. SANSONE

By:

      Richard S. Sansone

Senior Vice President and Controller

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Part I, Item 1. Business
	Part II. Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part IV, Item 15(a) 1. Financial Statements
99.2	Consent of Independent Registered Public Accounting Firm

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